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Exhibit 10.12(b)(i)

Re:    Agreement Regarding Change in Control

Dear Tom:

        Reference is hereby made to the Agreement Regarding Change in Control, by and between Hospira, Inc. and the undersigned, dated August             , 2006 ("Agreement"). Pursuant to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder, effective as of January 1, 2008, the Agreement is amended as follows:

  1.
  The first paragraph of Section 3 is amended in its entirety to read as follows:

    "CHANGE IN CONTROL BENEFITS. In the event of a termination of employment entitling the Executive to benefits in accordance with Section 2, the Executive shall, subject to the provisions of the last paragraph of this Section 3, receive the following:"

  2.
  Subsection 3(f) is amended in its entirety to read as follows:

    "The Company shall provide the Executive with outplacement services suitable to the Executive's position through the third anniversary of the date of the Executive's termination of employment, or, if earlier, the date on which the Executive becomes employed by another employer."

  3.
  The following new paragraph is inserted as the last paragraph of Section 3:

    "For purposes of this Agreement, the Executive is deemed a "key employee" within the meaning of section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder ("Specified Employee"). As a Specified Employee, notwithstanding any provision in this Agreement, any payments or benefits under Sections 3(b), (c) or (d) ("Restricted Payments") shall be provided to the Executive on the first day of the seventh month following the date of the Executive's termination of employment (the "Delay Period"). After the Delay Period, any Restricted Payments that constitute reimbursements to the Executive shall be made in accordance with their payment terms under this Agreement but no later than the end of the calendar year following the year in which the expense was incurred."

  4.
  The phrase "Internal Revenue Code of 1986, as amended (the "Code")" in the first paragraph of Section 5 is changed to "Code".

  5.
  The following new subsection 5(g) is inserted immediately after subsection 5(h):

    "Notwithstanding the foregoing, the payment of any Make-Whole Amount to an Executive shall be made no later than the end of the calendar year following the calendar year in which the Excise Tax is paid."

  6.
  Section 7 is amended in its entirety to read as follows:

    "CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred on the earliest of a Change in Ownership, a Change in Effective Control, or a Change in Ownership of Assets, each as defined below.

    (a)
    Change in Ownership

                (i)  In general. Except as provided in paragraph (b)(ii) of this Section, a Change in Ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as defined in paragraph (a)(ii) of this Section), acquires ownership of the Company's stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Company's stock. However, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the Company's stock, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Ownership of the Company (or to cause a Change in Effective Control of the Company (within the meaning of paragraph (b) of this Section)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section. This paragraph (a)(i) applies only when there is a transfer of the Company's stock (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

               (ii)  Persons acting as a group. For purposes of paragraph (a)(i) above, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

    (b)
    Change in Effective Control

                (i)  In general. Notwithstanding that the Company has not undergone a Change in Ownership under paragraph (a) of this Section, a Change in Effective Control of the Company occurs only on either of the following dates:

                (1)   The date any one person, or more than one person acting as a group (as determined under paragraph (a)(ii) of this Section), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company.

                (2)   The date a majority of members of the Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors before the date of the appointment or election.

               (ii)  Acquisition of additional control. If any one person, or more than one person acting as a group, is considered to effectively control the Company (within the meaning of this paragraph (b)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Effective Control of the Company (or to cause a Change in Ownership of the Company within the meaning of paragraph (a) of this Section).

    (c)
    Change in Ownership of Assets

              (i)    In general. A Change in Ownership of Assets occurs on the date that any one person, or more than one person acting as a group (as determined in paragraph (a)(ii) of this Section), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the Company's assets immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

              (ii)   Transfers to a related person—There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this paragraph (c)(ii). A transfer of assets by the Company is not treated as a Change in Ownership of Assets if the assets are transferred to—

                (1)   A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

                (2)   An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

                (3)   A person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

                (4)   An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (c)(ii)(3) above.

      For purposes of this paragraph (c)(ii) and except as otherwise provided above, a person's status is determined immediately after the transfer of the assets.

              (iii)  Persons acting as a group. Persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation."

  7.
  Section 12 is amended in its entirety to read as follows:

    "AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof. Any amendment or cancellation of this Agreement shall not accelerate the payment of any compensation or benefit hereunder and shall not otherwise modify or change the time or times when compensation or benefits are payable hereunder."

        Please note that the amendment described in paragraph 4 above supersedes all provisions in the Agreement stating that benefits are payable within twenty (20) business days after the date of termination of employment. Except as specifically provided above, the terms of the Agreement shall be as stated.

        Please indicate your agreement to the foregoing by signing and dating both originals below.

Very truly yours,	ACCEPTED:
HOSPIRA, INC.
By:	By:

Name:	Name:
Title:	Title:
Date:	Date:
ATTEST:

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  Exhibit 10.12(b)(i)